ASSET PURCHASE AGREEMENT

                                     BETWEEN


                     WATSON OILFIELD SERVICE & SUPPLY, INC.,

                                       AND

                           WATSON TRUCK & SUPPLY, INC.
















                                  May 19, 1998

                            Asset Purchase Agreement


     This Asset Purchase Agreement (this Agreement) is entered into as of May 19, 1998 between Watson Oilfield Service & Supply, Inc., a Delaware corporation ("Buyer"), and Watson Truck & Supply, Inc., a New Mexico corporation ("Seller").


                              W I T N E S S E T H:

     WHEREAS, Seller is engaged in the business of the refurbishing and repairing of oilfield service equipment, including well service rigs, workover rigs, drilling rigs and components and parts thereof and selling oilfield parts and equipment for customers in the Territories (as defined in Section 3.1), including, but not limited to, Hopper parts under the provisions of and subject to the Watson Hopper Distribution Agreement (as hereinafter defined) with Watson Hopper, Inc., a New Mexico corporation ("Watson Hopper"), which is a wholly-owned subsidiary of Seller (the "Business");

     WHEREAS, in addition to the Business, Seller is also currently engaged in the business of the refurbishing and repairing of well service rigs, workover rigs, drilling rigs and refurbishing, repairing and fabricating components and parts thereof and selling of oilfield parts and equipment for customers outside the Territories, selling of new and used pulling units, manufacturing of pulling units and parts (through its subsidiary, Watson Hopper), selling and leasing of new and used vehicles (automobiles and trucks), vehicle repair and maintenance services, and financing and insurance activities related to such businesses (collectively, the "Excluded Business"); and

     WHEREAS, Seller desires to sell the assets of the Business, and Buyer desires to purchase such assets.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

     Article I

                           Purchase and Sale of Assets


     1.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer at the Closing (as defined in Section
     5.1 hereof) all of the assets of the Seller existing on the Closing Date (as defined in Section 5.1 hereof) relating to or used or useful in the conduct of the Business other than the Excluded Assets (as defined in Section 1.2 hereof), whether real, personal, tangible or intangible, including, without limitation, the following assets owned by Seller (all such assets being sold hereunder are referred to collectively herein as the Assets):

     (a) all of the inventory of Seller relating to, used or useful in the conduct of the Business, including, without limitation, that which is more fully described on Schedule 1.1(a) hereto (the Inventory);

     (b) all tangible personal property owned by Seller relating to, used or useful in the conduct of the Business (such as machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on Schedule 1.1(b) hereto (collectively, the "Tangible Personal Property");

     (c) all of Seller's uncompleted repair services constituting work in progress relating to, used or useful in the conduct of the Business including, without limitation, that which is described on Schedule 1.1(c) hereto (the "Work in Progress");

     (d) those leases, subleases, contracts, subcontracts,  contract rights, and
     agreements   described  on  Schedule  1.1(d)  hereto   (collectively,   the
     Contracts);

     (e) all of the permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, orders, licenses and other rights of every kind and character (collectively, the Permits) relating to the conduct of the Business or the ownership or operation of any of the Assets , including, but not limited to, that which is more fully described on Schedule 1.1(e) hereto (collectively, the Seller Permits) ;

     (f) all of the Seller's intangible assets relating to, used or useful in the operation of the Assets or the conduct of the Business (the "Intangibles"), including without limitation, (i) Seller's rights to any patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, and copyrights and written know-how, trade secrets, licenses and sublicenses and all other similar proprietary data and the goodwill associated therewith used or held in connection with the Business (collectively, the "Intellectual Property"), (ii) the Seller's telephone numbers relating to the Business, and (iii) the sales and promotional literature, computer software, customer and supplier lists and all other records of the Seller relating to the Assets or the Business, excluding the corporate minute books, accounting records, files, tax returns and other financial data on whatever media, relating to the Seller or the Excluded Assets (the "Retained Records");

     (g) subject to Section 3.6 hereof, the goodwill and going concern value of the Business; and

     (h) all other or additional privileges, rights, interests, properties and assets of the Seller of every kind and description and wherever located that are related to, used or useful in the Business or intended for use in the Business in connection with, or that are necessary for the continued conduct of, the Business (other than the Excluded Assets).

     1.2  Excluded   Assets.   The  Assets  shall  not  include  the   following
     (collectively,  the "Excluded  Assets"):  (i) all of the Seller's  accounts receivable  and all other  rights of the  Seller to  payment  for  services rendered by the Seller before Closing (except service rendered in connection with the Work in Progress), it being understood that all of Seller's customers relating to the Business shall be billed on the Closing Date (as defined in Section 5.1 hereof) for services or materials provided through that date and that Buyer will forward any payment on such accounts received by it to Seller within five (5) business days of receipt; (ii) all cash accounts of the Seller and all petty cash of the Seller kept on hand for use in the Business; (iii) all other receivables and prepaid expenses, including all right, title and interest of the Seller in and to any prepaid expenses, bonds, deposits and other current assets relating to any of the Assets or the Business; (iv) the Retained Records; (v) the cash consideration paid or payable by Buyer to Seller pursuant to Section 1.3 hereof; (vi) the assets listed on Schedule 1.2 hereto; (vii) all rights of Seller covered by the Watson Hopper Distribution Agreement; and (viii) all assets whether real, personal, tangible, or intangible related to the Excluded Business and which are not also related to the Business.

     1.3 Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of Seller contained herein, Buyer agrees to pay to Seller, on the Closing Date, the amount of One Million Three Hundred Twenty-Seven Thousand Thirty-Five Dollars and Seventy-Four Cents ($1,327,035.74) by wire transfer of immediately available funds to an account designated by Seller.

     1.4 Liabilities. Effective on the Closing Date, Buyer shall assume those, and only those, liabilities and obligations of the Seller to perform the Contracts described on Schedule 1.1(d) hereto to the extent such Contracts have not been performed and are not in default on the Closing Date (the "Assumed Liabilities"). On and after the Closing Date, the Seller shall be responsible for any and all liabilities and obligations of the Seller other than the Assumed Liabilities, including, without limitation, (a) any obligations arising from the Seller's employment of employees of the Seller; (b) any liabilities arising from or relating to Seller's failure to be duly qualified or licensed to do business and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by Seller would make such qualification or licensing necessary;
     (c) any failure to pay any taxes owed by Seller which are applicable to the period ending with the Closing Date (including, specifically, all taxes applicable to any of the Assets); (d) any liabilities resulting from or related to Seller's violation of Environmental Laws (as hereinafter defined); (e) any liabilities arising out of any matters listed on Schedule
     2.1.9 hereto; (f) all products liability claims, as well as other liabilities involving products sold or services provided by the Seller prior to the Closing Date, and (g) any other liabilities or obligations arising out of Seller's ownership or operation of the Assets or conduct of the Business prior to the Closing Date or Seller's ownership of the Excluded Assets or conduct of the Excluded Business whether before or after the Closing Date (collectively, the "Retained Liabilities").

     Article I
                         Representations and Warranties

     Article I.1 Representations and Warranties of Seller. Seller represents and warrants to
     Buyer as follows:

     Article I.1.1. Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary except where the failure to make such qualification would not have a material adverse effect on Seller.

     Article I.1.1. Agreements Authorized and their Effect on Other Obligations. The execution and delivery of this Agreement have been authorized by all necessary corporate, shareholder and other action on the part of Seller, and this Agreement is the valid and binding obligation of Seller enforceable (subject to normal equitable principals) against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of Seller, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Seller is a party or by which Seller or its properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which Seller or any of its properties are subject.

     2.1.3 Contracts. Schedule 1.1(d) hereto sets forth a complete list of all contracts, including leases under which Seller is lessor or lessee, that relate to the conduct of the Business or the ownership or operation of the Assets and are to be performed in whole or in part after the Closing Date. All of the Contracts are in full force and effect and constitute valid and binding obligations of Seller. Seller is not, and to the knowledge of Seller, no other party to any of the Contracts is, in default thereunder, and to the knowledge of Seller, no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No Contract has been entered into on terms which could reasonably be expected to have an adverse effect on the use of the Assets by Buyer. Seller has not received any definitive information which would cause Seller to conclude that any customer of Seller related to the Business representing more than ten (10%) percent of Seller's total revenue from the Business for the fiscal year of Seller ended April 30, 1998 will (or is likely to) cease doing business with Buyer (or its successors) as a result of the consummation of the transactions contemplated hereby. All of the Contracts are assignable (and are hereby validly assigned) to Buyer without the consent of any other party thereto.

     2.1.4 Title to and Condition of Assets. Seller has good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). Assets are being transferred as is, where is. Seller makes no warranties as to general condition or fitness for a particular purpose or otherwise regarding the condition of the Assets save and except as provided in this Agreement. No notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by Seller or any director, officer, or shareholder of Seller, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature.

     2.1.5 Licenses and Permits. Schedule 1.1(e) hereto sets forth a complete list of all Permits necessary under law or otherwise for the conduct of the Business and the ownership, operation, maintenance and use of the Assets in the manner in which the Business is currently being conducted and in the manner in which the Assets are now being operated, maintained and used . Each of the Seller Permits and Seller's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by Seller subject to administrative powers of regulatory agencies having jurisdiction. Seller is in compliance in all material respects with the terms of each of the Seller Permits. None of the Seller Permits has been, or to the knowledge of Seller are threatened to be, revoked, canceled, suspended or modified. Upon consummation of the transactions contemplated hereby, all of the Seller Permits shall be assignable (and are hereby assigned) to Buyer without the consent of any regulatory agency or any other third party. On and after the Closing Date, each of the Seller Permits and Buyer's rights with respect thereto will be valid and subsisting in full force and effect, and enforceable by Buyer subject only to the administrative powers of regulatory agencies having jurisdiction over the applicable Seller Permit.

     2.1.6 Financial Information. Seller has delivered to Buyer copies of certain financial information of Seller related to the Business, copies of which are attached hereto as Schedule 2.1.6 (collectively, the "Seller Financial Information"), and include a "Gross Margin Statement" as of March 31, 1998 (the "Statement Date"). The Seller Financial Information is true, correct and complete in all material respects and presents fairly and fully such financial information of the Business for the periods indicated thereon. The inventories of Seller, which have thereafter been acquired by Seller, consist of items of a quality and quantity salable in the normal course of the applicable Business. The values at which such inventories are carried are consistent with the normal inventory level and practices of Seller with respect to the Business.

     2.1.7 Absence of Certain Changes and Events. Since the Statement Date, there has not been: (a) Financial Change. Any adverse change in the Assets or the Business or prospects of the Business;

     (a) Property Damage. Any damage, destruction, or loss to any of the Assets (whether or not covered by insurance);

     (a) Waiver. Any waiver or release of a material right of or claim held by Seller related to the Assets or the Business;

     (a) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any of the Assets other than in the ordinary course of business;

     (a) Labor Disputes. Any labor disputes between the Seller and the Employees, as defined in Section 3.2 hereof; or

     (a) Other Changes. Any other event or condition known to the Seller that particularly pertains to and has or might have a material adverse effect on the Assets, the operations of the Business or the prospects of the Business.

     2.1.8 Necessary Consents. Seller has obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including, without limitation, any consents required to assign the Contracts and the Seller Permits.

     2.1.9 Environmental Matters. None of the current or past operations of the Business, any of the Assets or the Land, as that term is defined in that certain Real Estate Purchase Agreement (the "Real Estate Purchase Agreement") between Charley R. Smith and Julee W. Smith, as Co-Trustees of the Charley and Julee Smith Living Trust (the "Smith Trust") and Charley R. Smith and Julee W. Smith, individually (the "Trustors"), dated May 19, 1998, is being or has been conducted or used in such a manner as to constitute a violation of any Environmental Law (defined below). Except as disclosed on Schedule 2.1.9 hereto Seller has not received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Environmental Law or regarding any claims for remedial obligations or contribution for removal costs or damages under any Environmental Law. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of Seller , threatened relating to the ownership, use, maintenance or operation of the Assets, the conduct of the Business or the Land, nor, to the knowledge of Seller, is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Environmental Law in effect as of the Closing Date to operate and use any of the Assets for their current or proposed purposes and uses. To the knowledge of Seller, the Assets include all environmental and pollution control equipment necessary for compliance with applicable Environmental
     Law. No Hazardous Materials (defined below) have been or are currently being used by Seller in the operation of the Assets, the Business or the Land. No Hazardous Materials are or have ever been situated on or under the Land, or incorporated into any of the Assets. There are no underground storage tanks (as defined under Environmental Law) currently located under the Land, and any underground storage tanks previously located on or under the Land have been removed in compliance with all applicable Environmental Law. There are no environmental conditions or circumstances, including the presence or release of any Hazardous Materials, on any property presently or previously owned or leased by Seller related to the Business or Assets, including but not limited to, the Land, or on any property on which Hazardous Materials generated by Seller's operations of the Business or the use of the Assets were disposed of, which would result in an adverse change in the Assets, the Business or business prospects of the Business. The term Environmental Law means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any state, regional, city, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing environmental standards of conduct concerning protection of the environment or human health, or employee health and safety as from time to time has been or is now in effect. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Environmental Law.

     2.1.10 No ERISA Plans or Labor Issues. No employee benefit plan of Seller, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, will by its terms or applicable law, become binding upon or an obligation of Buyer. Seller has not engaged in any unfair labor practices which could reasonably be expected to result in an adverse effect on the Assets. Seller does not have any dispute with any of the Employees or any of its former employees, and there are no labor disputes or, to the knowledge of Seller, any disputes threatened by current or former employees of Seller which would have an adverse effect on the Assets or the Business.

     2.1.11 Investigations; Litigation. No investigation or review by any governmental entity with respect to Seller or any of the transactions contemplated by this Agreement is pending or, to the knowledge of Seller, threatened, nor has any governmental entity indicated to Seller an intention to conduct the same. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which Seller is a party or might become a party or any other unasserted claims against Seller which would have an adverse effect on the Assets or the Business.

     2.1.12 Absence of Certain Business Practices. Neither Seller, nor any officer, employee or agent of Seller, nor any other person acting on behalf of Seller, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable conduct of the Business or the profitable use of the Assets (or to assist Seller in connection with any actual or proposed transaction) which if not given in the past, might have had an adverse effect on the profitable conduct of the Business or the profitable use of the Assets, or if not continued in the future, might adversely affect the profitable conduct of the Business or the profitable use of the Assets.

     2.1.13 Solvency. Seller is not presently insolvent, nor will Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent", with respect to Seller, means that the sum of the present fair and saleable value of Seller's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or secured or unsecured.

     2.1.14 Untrue Statements. This Agreement and all other agreements executed by Seller and delivered to Buyer do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller has also made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Business and the Assets, and such information covers all commitments and liabilities of Buyer relating principally to the Business and the Assets.

     2.1.15 Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller and its counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

     2.1.16 Taxes. All federal, state and local taxes assessed or assessable against the Assets for periods prior to January 1, 1998 have been paid by Seller and the Assets will be conveyed to Buyer free and clear of any such taxes or claims therefor. All taxes assessed against the Assets for the period commencing January 1, 1998 will be prorated through the Closing Date (based on 1997 assessed values) with the Seller paying to Buyer at Closing an amount equal to the portion of such taxes applicable to the period between January 1, 1998 and the Closing Date. Buyer agrees to pay all such taxes on or before the due date of such taxes to the appropriate taxing authority.

     2.1.17 Bulk Sales. Seller has complied with all provisions of any applicable, laws, rules or regulations relating to "Bulk Sales" (as that term is interpreted in accordance with Uniform Commercial Code as enacted in the jurisdiction in which the Assets are located and in which this Agreement is to be enforced).

     2.1.18 Intellectual Property. The Intangibles are all of the intangible assets relating to, used or useful in the operation of the Assets or the conduct of the Business. To the knowledge of Seller, the Intellectual Property is owned or licensed by the Seller free and clear of any Encumbrances; Seller has not granted to any other person any license to use any of the Intellectual Property; and, to the knowledge of Seller, use of the Intellectual Property will not, and the conduct of the Business did not, infringe, misappropriate or conflict with the intellectual property rights of others. The Seller has not received any notice of infringement, misappropriations or conflict with the intellectual property rights of others in connection with the use by Seller of the Intellectual Property.

     Article I.1 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

     Article I.1.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

     Article I.1.1. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

     Article   I.1.1.   Consents  and   Approvals.   No  consent,   approval  or
     authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     Article I.1.1. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with the Seller and its counsel, without the intervention by any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.

     Article I

                              Additional Agreements

     3.1 Noncompetition. Except as otherwise consented to or approved in writing by Buyer, Seller agrees that for a period of 60 months from the Closing Date (the "Noncompetition Period"), Seller will not, directly or indirectly acting alone or as a member of a partnership or as a consultant, representative, advisor, lender (including gifts used for capitalization), holder of, or investor in any security of any class of any corporation or other business entity (i) own, lease, or operate a facility or sell service parts manufactured by Watson Hopper in the states of Wyoming, Colorado, Montana, North Dakota, Utah, Nebraska, and South Dakota, as well as the area which is within a 25 mile radius from the city limits of Farmington, New Mexico (collectively, the "Territories") which would be in competition with any of the Business conducted by Buyer or any affiliate of Buyer; (ii) request any customers or suppliers of Buyer or any affiliate of Buyer to curtail or cancel any of their Business conducted with Buyer or any affiliate of Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of the Business other than any such information which relates to the Excluded Business, or any other business of Buyer or any affiliate of Buyer or any details of their organization or business affairs not otherwise available in the public domain; or (iv) induce or actively attempt to influence any Employee, as hereinafter defined, or an Employee of Buyer or any affiliate of Buyer to terminate his or her employment. It is specifically understood and agreed by the parties hereto that in the event a customer or potential customer of Buyer in the Territories desires to utilize the services of Seller from facilities outside the Territories during the Noncompetition Period, such a transaction will not be in violation of this Section 3.1. Seller agrees that if either the length of time or geographical area set forth in this
     Section 3.1 is deemed too restrictive in any court proceeding, such court may reduce such restrictions to those which it deems reasonable under the circumstances. Seller further agrees and acknowledges that the Buyer and its affiliates do not have any adequate remedy at law for the breach or threatened breach by Seller of this covenant, and agrees that the Buyer or any affiliate of Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin Seller from such breach or threatened breach. If any provisions of this Section 3.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Seller acknowledges that the covenants set forth in this Section 3.1 are being executed and delivered by Seller in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

     3.2 Hiring Employees. Schedule 3.2 hereto is a complete and accurate listing of certain employees of Seller that devote their full time and effort in the conduct of the Business (the "Employees"). Effective as of the Closing Date, all of the Employees shall be offered employment by Buyer subject to such Employees meeting Buyer's standard employment eligibility requirements. Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employees' employment with Buyer on or after the Closing Date . Seller shall cooperate with Buyer in connection with any offer of employment from Buyer to the Employees and use its best efforts to cause the acceptance of any and all such offers. Seller acknowledges its understanding that it is Buyer's intent that all Employees hired by Buyer shall be at-will employees of Buyer. Buyer agrees that as to each Employee hired by Buyer that such Employee shall be hired at each such Employee's respective current salary with credit for prior service with Seller as it relates to compensation and benefit plans of Buyer.

     3. 3 Allocation of Purchase Price of Assets. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder as set forth on Schedule 3.3 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the Closing Date .

     3.4 Real Estate Purchase. Concurrent with the execution and delivery hereof, the Smith Trust and Buyer shall have entered into the Real Estate Purchase Agreement (and consummated the transactions contemplated thereby) pursuant to which the Smith Trust will have conveyed to Buyer the real property owned by the Smith Trust described on Schedule 3.4 hereto.

     3.5 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby.

     3.6 Use of Name. Seller consents to the use of the name "Watson Oilfield Service & Supply, Inc." (or a substantially similar name) in the Territories. Seller agrees to execute any and all instruments, certificates or other documents and take any and all action as may be necessary or appropriate of Seller for Buyer to use such name in the Territories. Buyer agrees that prior to a change in control of Buyer that Buyer shall obtain the written consent of Seller to the continued use of the name "Watson Oil Field Service & Supply, Inc." by Buyer, or change the name of Buyer to delete the use of the name "Watson." For purposes of this Section 3.6, the term "control" shall be ownership of voting rights of not less than 70% of the voting rights related to all issued and outstanding securities of Buyer. Additionally, Buyer agrees that it will not sell or transfer the name "Watson Oilfield Service & Supply, Inc." (or a substantially similar name containing the name "Watson") to a non-affiliate of Buyer without the prior written consent of Seller."
     3.7 Use of Watson Hopper Blueprints. Seller agrees to make available to Buyer and allow Buyer to use the blueprints and other technical information necessary for Buyer to conduct the Business for the term and any renewals and extensions of the Watson Hopper Distribution Agreement.

     3.8 Guaranty by Seller of Indemnification under Real Estate Purchase Agreement. Seller agrees to and hereby unconditionally guarantees the performance of any and all indemnifications and obligations of the Smith Trust or the Trustors under the terms of the Real Estate Purchase Agreement (the "Guaranty"). Seller waives notice of any amendments, changes or modifications to the Real Estate Purchase Agreement or any agreements or obligations of any of the parties to the Real Estate Purchase Agreement which survive the Closing (as that term is defined in the Real Estate Purchase Agreement and the use of the term "Closing" as defined in the Real Estate Purchase Agreement shall be limited to use only in this Section 3.8). Seller further expressly waives notice of non-payment, protest, and notice of protest with respect to the indebtedness and obligations covered by the Guaranty. It shall not be necessary for Buyer, in order to enforce payment by Seller under the Guaranty, to first institute suit or to pursue or exhaust its remedies against either the Smith Trust or the Trustors. Seller agrees that this Guaranty shall continue in full force and effect, notwithstanding the termination of the Smith Trust or the death of either of the Trustors or the release by agreement or by operation of law or the extension of time to the Smith Trust or either of the Trustors as to any of their obligations then existing. Seller acknowledges that the covenants set forth in this Section 3.8 are being delivered by Seller in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged.

     Article I

     Indemnification Article I.1 Indemnification by Seller. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, Seller shall indemnify, defend and hold harmless Buyer and its affiliates, officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer (whether the Damages are suffered or incurred by a Buyer Indemnified Party directly or as a result of a third party claim against such Buyer Indemnified Party), which arise, result from or relate to (i) any breach of, or failure by Seller to perform, its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by Seller under this Agreement or (ii) the Retained Liabilities, provided however, that (x) Seller shall not be required to so indemnify, defend and hold harmless Buyer against and with respect to any Damages incurred as a result of a breach by Seller of its representations and warranties in this Agreement, or in any schedule, certificate, exhibit or other instrument furnished or delivered by Seller to Buyer under this Agreement for which Buyer fails to provide written notice of a claim for such damages to Seller on or before the expiration of the survival period. (As specified in Section 6.1 hereof) of the specific representation or warranty alleged to have been breached, and (y) Seller shall not be required to so indemnify, defend and hold harmless Buyer unless and until the Damages equal or exceed $25,000 in the aggregate (the "Indemnification Threshold"), at which time Seller shall indemnify, defend and hold harmless Buyer for all Damages, including but not limited to those Damages less than the Indemnification Threshold.

     Article I.1 Indemnification by Buyer. In addition to any other remedies available to Seller under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless Seller against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Seller by or on behalf of Buyer under this Agreement, (ii) the Assumed Liabilities, or (iii) except to the extent that any Damages arise out of a breach by Seller of any of its respective representations, warranties or covenants contained herein, the Buyer's conduct of the Business after the Closing Date save and except for the Retained Liabilities, provided however, that (x) Buyer shall not be required to so indemnify, defend and hold harmless Seller against and with respect to any Damages incurred as a result of a breach by Buyer of its representations and warranties in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or delivered by Buyer to Seller under this Agreement for which Seller fails to provide written notice of a claim for such Damages to Buyer on or before the expiration of the survival period (as specified in Section 6.1 hereof), of the specific representation or warranty alleged to have been breached, and (y) Buyer shall not be required to so indemnify, defend and hold harmless Seller unless and until the Damages equal or exceed $25,000 in the aggregate (the "Indemnification Threshold"), at which time Buyer shall indemnify, defend and hold harmless Seller for all Damages, including but not limited, to those Damages less than the Indemnification Threshold.

     Article I.1 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section
     4.1 or 4.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any third party action or proceeding against such indemnified party with respect to which a claim for indemnification may be made pursuant to this
     Article 4, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such third party action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such third party action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such third party claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a third party claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such third party claim or with respect to third party claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any third party action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a third party claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the third party claimant or plaintiff to such indemnified party of a release from all liability with respect to such third party claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such third party action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

                                             Article V

     THE CLOSING 5.1 Time and Place. The consummation of the transactions contemplated by this Agreement (the "Closing') shall take place on the date hereof (the "Closing Date") at the offices of the Maddox Law Firm, beginning at 9:00 a.m. on the Closing Date.

     5.2 Deliveries. At the Closing, the following shall occur: (a) Seller shall transfer good, marketable and valid title to the Assets to Buyer, free and clear of any and all Encumbrances by execution and delivery of a Bill of Sale and Assignment Agreement and such other documents as may be requested by Buyer;

     (b) The Maddox Law Firm, counsel to Seller, shall deliver its opinion of counsel covering such matters as may be requested by Buyer; and

     (c) Buyer shall pay to Seller in immediately available funds, the purchase price specified in Section 1.2 hereof.

     (d) The execution and delivery of a Distribution Agreement between Watson Hopper and Buyer (the "Watson Hopper Distribution Agreement") acceptable to Buyer.

     (e) The execution and delivery of a Distribution Agreement between Cavins Oil Well Tools, a division of Dawson Enterprises, a California corporation and Buyer acceptable to Buyer.

     (f) The execution and delivery of a Non-Competition Agreement between the Buyer and Charley R. Smith, Julee W. Smith, and R. Finn Smith.

     Article I I Miscellaneous

     6.1 Survival of Representations, Warranties and Covenants. All representations and warranties made by the parties hereto shall survive until three (3) years after the Closing Date, notwithstanding any investigation made on the part of the parties hereto; provided however, that the representations and warranties made in Section 2.1.16 hereof shall survive until the expiration of applicable statute of limitations associated with tax issues. All statements contained in the certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive until three (3) years after the Closing Date despite any investigation made by any party hereto or on its behalf. All covenants and agreements contained herein shall survive as provided herein.

     6.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

     6.3 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

   6.4 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

     If to Buyer

Addressed to:                             With a copy to:
Watson Oilfield Service & Supply, Inc.    Cotton, Bledsoe, Tighe & Dawson
Two Tower Center, 20th Floor              500 W. Illinois, Suite 300
East Brunswick, New Jersey 08816          Midland, Texas 79701-4337
Attn: General Counsel                     Attn:  Richard T. McMillan
Facsimile:  (908) 247-5148                Facsimile:  (915) 682-3672


     If to Seller or any of the Shareholders

Addressed to:                             With a copy to:
Watson Truck & Supply, Inc.               Maddox Law Firm
Attention: Chairman of the Board          Attention: James M. Maddox
P. O. Box 10                              P. O. Box 2508
Hobbs, New Mexico 88241                   Hobbs, New Mexico 88241
                                          Facsimile: (505) 397-2646

or                                                          or

Watson Truck & Supply, Inc.               Maddox Law Firm
Attention: Chairman of the Board          Attention:  James M. Maddox
1501 N. Grimes                            220 W. Broadway, Suite 200
Hobbs, New Mexico 88240                   Hobbs, New Mexico 88240



     Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

     6.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

     6.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     6.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

   6.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of New Mexico.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

                BUYER:


                WATSON OILFIELD SERVICE & SUPPLY, INC.


                By:
                Name: William L. Hubbell
                Title:    President

                SELLER:

                WATSON TRUCK & SUPPLY, INC.

                By:
                Name:    Charley R. Smith
                Title:   Chairman of the Board and President